Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-63872, 333-120374 and 333-150549) pertaining to the TRS 401(k) Retirement Plan of our report dated June 19, 2020, with respect to the financial statements and schedules of the TRS 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

                                        /s/ Ernst &Young LLP

Dallas, Texas
June 19, 2020